Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

RESHAPE LIFESCIENCES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common stock, par value $0.001 per share(3)	Rule 457(o)			$1,955,000	$0.00011020	$219.85
	Equity	Common warrants(5)	Other
	Equity	Common stock, par value $0.001 per share, underlying common warrants	Rule 457(o)			$2,932,500	$0.00011020	$323.17
	Equity	Pre-funded warrants(4)	Other
	Equity	Common stock, par value $0.001 per share, underlying pre-funded warrants(6)	Rule 457(o)				$0.00011020
	Equity	Common stock, par value $0.001 per share, underlying underwriter’s warrants(4)(5)	Rule 457(o)			$107,526	$0.00011020	$11.85
	Total Offering Amounts					$4,995,026		$554.87
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$554.87

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $24,975,131 on a registration statement on Form S-1, as amended (File No. 333-269207), which was declared effective by the Securities and Exchange Commission on February 3, 2023. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,995,026 is hereby registered.

(3)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock split, stock dividends, recapitalizations, or other similar transactions.

(4)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $9,775,000.

(5)	No fee pursuant to Rule 457(g) of the Securities Act.